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John,

Sorry for the delay in getting back to you; the EPA work is more tedious than planned.

As we discussed, much of my work is in "gaming" both in helping energy companies play and in providing regulatory surveillance to keep the games from getting out of hand. I am working with one of the large CA utilities and am in contact with the other plus the PX and ISO. I also have a 12 client deregulation project that looks at the "rules' throughout the country to determine where those clients should "play" next. Ten of these twelve want to do whatever it takes to be in the top five; the other two are just deathly afraid of the other ten. We are also working with utilities and the government in Brazil on deregulation gaming.

The US EPA work on climate change rules add another new set of features to the games in the US. These do lead to bankruptcies as best we can tell and I believe the UK may have to deal with some of these implications as well. From my UK experience, I am also designing stealth games that the competitor can't follow and the regulators can't stop. Of course, on the reverse side, I design better methods to detect tactics in-play and to make counter moves. Most of the energy suppliers and regulators, other than the big desperate utilities, understand the inevitability and, essentially, the need for gaming dynamics in the market place. It is part of standard business in all other commodities. It is just that the transition regulations make the games a bit nastier than they would be under stable conditions. I would also think that the presence of American companies like yourselves have cause some financial-instrument-based gaming to occur in the UK that were not evident during my tenure.

As you may remember, our work comes from the original efforts with the Carter Administration on oil and gas deregulation. (The FOSSIL2/IDEAS model I co-authored is still the US National Energy Policy model.) Our first electric deregulation model was built in 1986 (really, 86), to look at alternatives to the nuclear rate shock issues. The model worked fine but nobody could understand why we needed to include mergers, acquisitions and bankruptcies into the model to allow it to simulate a ways into the future.

I spent 1994/1995 in the UK working on European Union energy and environmental issues. But by being housed in Cambridge, I was surrounded by the UK events. The UK models could not simulate the gaming, the re-regulation and the M&A activity. We simply took our 1986 US model and parameterized it to the UK ... and it worked!. We reproduced the games, we predicted the re-regulation (both the caps and the windfall tax), and the M&A activity. We then saw that the dynamics appeared to be universal. We checked 2000 industries (clear back from the 16th century to the present) and found the same repeating phenomena.

For electricity deregulation dynamics, we predicted events in Australia and South America, such as price volatility, excessive ill-timed outages and zero cost bids. The timing and size of the events occurred as predicted. We then looked at the US in local
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markets and found the games the model indicated - some of them, 2 months before they happened. We then took the decision parts of the model out, leaving in only SEC rules and the laws of physics . We took the model to utility management and commissions to let them play "deregulation." Despite their best efforts at setting rules and proving me wrong, they could not change the sequence and magnitude of the 6 dynamics I discuss in the report I sent you.

Our standard model now has every gas and electric energy supplier in North America in it, simulated in detail - financial, demand, physical, the works. We run the model from 1989 to ensure we can simulate what did happen as well as what will happen. We have a confidence/validity package we "stole" from Los Alamos (with their blessing) that was used for nuclear weapons safety. We can test essentially ALL the options available to the future in real time on a PC. That is how we know that in the US, Southern Company Services has to really make multiple mistakes to lose, that Enron can make only one big mistake and still win, and that, for instance, AEP has basically no chance to win.

Essentially everyone else in the US is using optimization models to determine what will happens and what to do. I can show, as can others, that during the transition time from a regulated to a "stable" deregulated environment, that I can ALWAYS win against an optimal plan. An optimal plan is the WORST thing a company can do. The simple reason: in the "plan" you assumed, for example, that I would do something. If I do something really dumb and different, I can make your plan very sup-optimal, by definition. I can then make a portfolio of options and hedges that guarantee I get 90% of everything you lose. Ten percent goes to our mutual competition, but such is life in the game of deregulation. In the UK the games have gotten a bit more sophisticated, but I can still find the games, play the games, and make a portfolio where I benefit from the games.

As others were trained to find how to make things work, I was trained (nuclear safety and economic policy) to see if things can be broken and if so how badly, and then how to make a system that limits the breakability. However, the "tough" system I would build weeds out the strong from the weak quickly and the old weak guys want their protection. In the US, I have only found one other person outside of my companies (from Perot Systems Corporation -PSC) who can think about these issues. In the UK there are several people versed in gaming but they are all on the government side and academic. PSC is currently working with East Midlands but is available as of April 1. I do not need to use them, but they do have both the UK and US experience in deregulation and gaming. They also have the detailed systems/information software that allows my software to perform accurate real-time gaming.

We do large amounts of utility management and staff training in deregulation dynamics. We work with SMG, Inc. (WWW.SMGINC.COM). They (we) will probably be presenting a training session to Scottish Power in spring but I have no commitment to provide Scottish Power a model and am open to an exclusive arrangement with you for UK efforts.
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I previously catalogued something like 500 games it the UK two years ago. From, our telephone discussion, I am sure I have new ones to learn. We have found over a thousand loop-holes in the CA system. For a few years, playing at the edge of the rules will be the name of the game. I think of it as being like multiple simultaneous games of chess. You can't make the same move over and over and for every move there is a counter move. One can also recognize that the badly distorted rules look like tax deductions; one would feel very foolish not taking advantage of the "easy" money.

We know of "problems" in all the deregulation protocols, world-wide, to date. All of them simply try to protect some one's past rights plus promote a new market by entangling it in conflicting rules that distort the market. By definition, a market distortion gives different advantage to some and not to others. These economic advantages are describe in terms of potential dollars. The rules can almost always be used in reverse to move the money in the opposite direction of the intent. In other words, the market will find a way to be more efficient, one way or the other. (In the extreme, a black market forms, but in the present case of a fairly capitalistic country with a parliamentary democracy, the existing market is a fine place to play.)

We can provide strategic and tactical planning with a relatively inexpensive off-the-shelf model. - for North America. The model can be modified for other parts of the world. (We now spend more time in Eastern Europe, South American and Canada than we do in the US.) We can also provide a more expensive real-time system that adds artificial intelligence (think Deep Blue versus Kasparov) and hourly detail/uncertainty analysis while hooked up to instant weather and energy system information systems. We can see if your competitors are playing out a strategy of if they see your strategy.

As you and we have discovered, it takes many months to change a protocol or rule
- from review committee to software testing. In the interim the game remains "legitimate." In the CA instance, the interim rules of the PX/ISO are causing $ B/year loop-holes. Previously the rules were in favor of the IOUs. During this transition without the hour- ahead market and the day-ahead price discovery, the non-IOU schedule coordinators (SCs) now have significant advantages. After the "system" goes to full implementation, the IOUs can again play, by their own design, very nasty congestion games (even when there is no congestion) with the SCs.

In summary, we are very confident that we understand how deregulation evolves, as opposed to how politics and idealized economics would like it to evolve. We can simulate the full range of uncertainty in real time (we are sure no one else can), can simulate all the gaming tactics, and can find the portfolio of tactics, hedges, and options that maximize the minimum rate of return no matter what happens. (Note that I did not say maximize the rate of return because anyone can stop that strategy.) And in regard to the uncertainty, our work indicates that you can play the game to have large and growing profit margins - on average. Are you still interested in what we do?


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George